                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                  FORM 8-K/A
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): August 31, 2000

                          Hanover Compressor Company
            (Exact name of registrant as specified in its charter)


        Delaware                    1-3071                   76-0625124
(State of Incorporation)   (Commission File Number)       (I.R.S. Employer
                                                        Identification Number)



       12001 N. Houston Rosslyn
            Houston, Texas                                      77086
(Address of principal executive offices)                     (Zip Code)


      Registrant's telephone number, including area code: (281) 447-8787

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements of Business Acquired

        The audited historical combined balance sheet of Dresser-Rand Compression Services Rental and Packaging Division (a Division of Dresser-Rand Company) at December 31, 1999 and combined statements of operations and cash flows for the year then ended and the unaudited historical combined balance sheet for Dresser-Rand Compression Services Rental and Packaging Division at June 30, 2000 and the combined statements of operations and cash flows for the six months ended June 30, 2000 and 1999 are set forth as ATTACHMENT A and are included herein.

    (b) Pro Forma Financial Information

        Pro forma financial information for the business acquired subsequent to December 31, 1999 is set for as ATTACHMENT B and are included herein.

    (c) Exhibits

        23.1
            Consent of Independent Accountants

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 13, 2000

                                        Hanover Compressor Company

                                        By: /s/ Michael J. McGhan
                                        --------------------------
                                        Michael J. McGhan
                                        President and Chief Executive Officer

                                 ATTACHMENT A

DRESSER-RAND
COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)

COMBINED FINANCIAL STATEMENTS AS OF
DECEMBER 31, 1999 AND JUNE 30, 2000 AND FOR THE
YEAR ENDED DECEMBER 31, 1999 AND THE SIX MONTHS
ENDED JUNE 30, 1999 AND 2000
DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A DIVISION OF DRESSER-RAND COMPANY)
INDEX


                                                                        PAGE

Report of Independent Accountants                                          1

Combined Financial Statements:

  Combined Balance Sheet as of December 31, 1999 and
       June 30, 2000 (unaudited)                                           2

  Combined Statement of Operations for the year ended
    December 31, 1999 and the six months ended June 30,
      1999 and 2000 (unaudited)                                            3

  Combined Statement of Cash Flows for the year ended
    December 31, 1999 and the six months ended June 30,
      1999 and 2000 (unaudited)                                            4

  Combined Statement of Changes in Dresser-Rand Company Investment
    for the year ended December 31, 1999                                   5

Notes to Combined Financial Statements                                     6


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Management of Dresser-Rand Company:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, changes in Dresser-Rand Company investment and cash flows present fairly, in all material respects, the financial position of the Dresser-Rand Compression Services Rental and Packaging Division (the "Business"), a division of Dresser-Rand Company, at December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the Business; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



PricewaterhouseCoopers LLP


Tulsa, Oklahoma
November 3, 2000

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Combined Balance Sheet
(In thousands)
--------------------------------------------------------------------------------

                                                                                December 31,        June 30,
                                                                                    1999              2000
                                                                               ---------------   ---------------
                                                                                                  (Unaudited)
Assets
Current assets:
    Cash and cash equivalents                                                     $       793       $     1,122
    Accounts and notes receivable, less allowance for
      doubtful accounts of $1,278 at June 30, 2000
      and $1,274 at December 31, 1999                                                  25,495            22,715
    Inventories                                                                        26,616            33,036
    Prepaid expenses                                                                    1,351             1,382
                                                                                  -----------       -----------
                                                                                       54,255            58,255
                                                                                  -----------       -----------
Due from affiliates                                                                   147,544           146,939
Property, plant and equipment:
    Land, buildings and improvements                                                    5,263             5,237
    Machinery and equipment                                                           119,077           124,706
                                                                                  -----------       -----------
                                                                                      124,340           129,943
    Less accumulated depreciation                                                     (78,548)          (80,144)
                                                                                  -----------       -----------
                                                                                       45,792            49,799
                                                                                  -----------       -----------
Other assets                                                                           12,860            71,840
                                                                                  -----------       -----------
Total assets                                                                      $   260,451       $   326,833
                                                                                  ===========       ===========

Liabilities and Business Equity
Current liabilities:
    Accounts payable and accruals                                                 $    37,759       $    32,395
    Due to affiliates                                                                   7,455            19,635
Noncurrent liabilities                                                                  7,925             7,962
                                                                                  -----------       -----------
    Total liabilities                                                                  53,139            59,992
                                                                                  -----------       -----------
Commitments and contingencies (Note 9)

Business Equity:
    Dresser-Rand Company investment                                                   207,312           266,841
                                                                                  -----------       -----------
Total liabilities and Business Equity                                             $   260,451       $   326,833
                                                                                  ===========       ===========

                        The accompanying notes are an integral part of these combined financial statements.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Combined Statement of Operations
(In thousands)
--------------------------------------------------------------------------------

                                                                       For the Six Months             For the
                                                                         Ended June 30,             Year Ended
                                                                  -----------------------------     December 31,
                                                                      1999            2000             1999
                                                                  -------------    ------------   ----------------
                                                                            (Unaudited)
Net sales, third parties (including leasing and
    service revenues)                                                $ 102,064       $  44,716           $153,792
Sales to DR affiliates                                                   8,366           2,716             13,628
                                                                     ---------       ---------           --------

Total net sales                                                        110,430          47,432            167,420

Cost of goods sold and operating costs                                  92,157          40,865            129,108
Administrative, selling and service engineering expense                  5,099           5,755             13,483
Allocated DR costs                                                       1,968           1,584              3,801
                                                                     ---------       ---------           --------

Operating income                                                        11,206            (772)            21,028

Interest expense from affiliates                                        (1,368)           (478)            (1,953)
Other income (expense), net                                                276            (272)               213
                                                                     ---------       ---------           --------

Earnings before income taxes                                            10,114          (1,522)            19,288

Provision for income taxes                                               1,671             200              6,779
                                                                     ---------       ---------           --------

Net earnings                                                         $   8,443       $  (1,722)          $ 12,509
                                                                     =========       =========           ========

                        The accompanying notes are an integral part of these combined financial statements.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Combined Statement of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

                                                                            For the Six Months             For the
                                                                              Ended June 30,              Year Ended
                                                                      ---------------------------         December 31,
                                                                         1999              2000              1999
                                                                      ----------          -------         ------------
                                                                               (Unaudited)
Cash flows from operating activities:
Net earnings                                                            $  8,443          $(1,722)          $ 12,509
Adjustments to arrive at net cash provided by operating activities:
    Depreciation and amortization                                          2,773            3,273              5,023
    Net book value of leased assets sold                                  20,029                -             22,336
    Deferred income taxes                                                  2,502             (246)             2,984
    Changes in assets and liabilities:
      Decrease (increase) in:
        Accounts and notes receivable                                    (47,045)           2,780                181
        Inventories                                                      (17,384)          (6,420)             7,556
        Other current and noncurrent assets                               14,772            1,518             10,594
      Increase (decrease) in:
        Accounts payable and accruals                                     23,438           (5,364)            (7,820)
        Other current and noncurrent liabilities                             (47)              37               (282)
                                                                        --------          -------           --------

    Net cash provided by (used in) operating activities                    7,481           (6,144)            53,081
                                                                        --------          -------           --------

Cash flows from investing activities:
    Capital expenditures                                                  (2,251)          (6,562)           (13,581)
                                                                        --------          -------           --------

Cash flows from financing activities:
    Changes in due to (from) DR affiliates                                  (471)          13,035            (40,285)
                                                                        --------          -------           --------

Net increase (decrease) in cash and cash equivalents                       4,759              329               (785)

Cash and cash equivalents - beginning of the period                        1,578              793              1,578
                                                                        --------          -------           --------

Cash and cash equivalents - end of the period                           $  6,337          $ 1,122           $    793
                                                                        ========          =======           ========

                        The accompanying notes are an integral part of these combined financial statements.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Combined Statement of Changes in
Dresser-Rand Company Investment
For the Year Ended December 31, 1999
(In thousands)
--------------------------------------------------------------------------------


                                                Dresser
                                                 Rand
                                                Company
                                              Investment
                                              ----------

December 31, 1998                               $194,803

Net earnings                                      12,509
                                                --------

December 31, 1999                               $207,312
                                                --------

                 The accompanying notes are an integral part
                    of these combined financial statements.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

 1.  BUSINESS ACTIVITIES AND BASIS OF PRESENTATION

     The Dresser-Rand Compression Services - Rental and Packaging Division (the "Business") designs and assembles compressor units for sale or lease. The Business principally serves the natural gas industry on a worldwide basis.

     Dresser-Rand Company ("DR") is a general partnership owned 49% by Ingersoll-Rand Company ("IR") and 51% by Dresser Industries, Inc., which was acquired by Halliburton Company ("Halliburton") (the "Partners"). In February 2000, IR acquired the remaining partnership interest from Halliburton, resulting in the "push-down" to the Business of $61,300 of goodwill, which is included in other assets and is being amortized over a period of 40 years.

     The Business is a wholly-owned operating division of DR. The accompanying combined financial statements were prepared to show the historical operating results of the entities comprising the Business. Historically, separate financial statements had not been prepared for the Business. The combined financial statements of the Business include the results of the compressor rental and packaging operations of the following entities:

              LEGAL ENTITIES                     COUNTRY OF INCORPORATION

     Southwest Industries, Inc.                         United States
     Dresser-Rand Argentina, S.A.                       Argentina
     Dresser-Rand Compression Services S.A.             Switzerland

     DIVISIONS OF DRESSER-RAND ENTITIES           COUNTRY OF OPERATIONS

     Compressor Rental and Packaging Division of
       Dresser-Rand                                     United States
     Compressor Rental and Packaging Division of
       Dresser-Rand                                     Venezuela

     The combined financial statements were prepared using DR's historical basis in the assets and liabilities of the Business. Changes in indebtedness between the Business and DR are reflected as part of due to affiliates and due from affiliates in the accompanying combined balance sheets.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

 1.  BUSINESS ACTIVITIES AND BASIS OF PRESENTATION, Continued

     The combined financial statements include all revenues, costs, assets and liabilities directly attributable to the Business. Allocation of costs for facilities, functions and certain services performed by DR organizations for the Business, including risk management, internal audit, administration of benefit and insurance programs and certain tax, legal, accounting and treasury functions have been made on the basis described in Note 3. All of the allocations and estimates in the combined financial statements are based on assumptions that the management of the Business and DR believe are reasonable in the circumstances. The Business' financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Business in the future or indicative of the results that would have been reported if the Business had operated as an unaffiliated enterprise.

 2.  SUMMARY OF ACCOUNTING PRINCIPLES

     PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts and activities of the Business. All material intercompany transactions between operations included in the combined financial statements have been eliminated in combination. Transactions between the Business and DR and its affiliates are herein referred to as "related party" or "affiliated" transactions. Such transactions have not been eliminated.

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     Cash equivalents are stated at cost, which approximates market. The Business considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     INVENTORIES

     Inventories are stated at cost, which is not in excess of net realizable value, and are valued principally using the first-in, first-out ("FIFO") method.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

 2.  SUMMARY OF ACCOUNTING PRINCIPLES, Continued

     PROPERTY AND DEPRECIATION

     Property, plant and equipment is recorded at cost and is depreciated over the estimated useful lives of the various classes of assets. Depreciation is computed principally using straight-line methods. Estimates of useful lives by asset class are as follows:

     New machinery and equipment (including rental equipment)   12 years
     Used machinery and equipment (including rental equipment)  5-8 years
     Computer equipment and software                            3-5 years
     Buildings                                                  30 years
     Furniture, fixtures and office equipment                   5-10 years
     Leasehold improvements                                     shorter of 10 years or
                                                                 term of the lease

     Depreciation expense for the six months ended June 30, 1999 and 2000 was $2,693 and $2,555, respectively, and $4,863 for the year ended December 31, 1999.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents, accounts receivable and accounts payable are a reasonable estimate of their fair value due to the short-term maturities of these instruments.

     INCOME TAXES

     DR is a partnership and generally does not provide for U.S. income taxes since all partnership income and losses are allocated to the Partners for inclusion in their respective income tax returns. Certain legal entities owned by DR are however subject to U.S. or foreign income taxes. Deferred taxes are provided on temporary differences between assets and liabilities for financial reporting and tax purposes as measured by enacted tax rates expected to apply when temporary differences are settled or realized.

     FOREIGN CURRENCY

     Assets and liabilities of foreign entities, where the local currency is the functional currency, have been translated at year-end exchange rates and income and expenses have been translated using weighted average-for-the-year exchange rates. Adjustments resulting from translation, which are not significant, have been recorded in business equity. Foreign currency transaction gains and losses were also not significant and are included in other income (expenses).

     REVENUE RECOGNITION AND WARRANTIES

     Revenue from the sales of products and estimated provisions for warranty costs are recorded for financial reporting purposes when the products are shipped or the title has otherwise transferred to the customer.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

3.  RELATED PARTY TRANSACTIONS

     INTERCOMPANY ACTIVITIES

     DR provides the Business with certain risk management, internal audit, legal, tax, accounting, pension fund management, cash management and other treasury services. In addition, as discussed below and in Note 10, the Business' employees participate in certain DR employee benefit programs which are sponsored and administered by DR. All direct costs relating to these services and participation in these plans are charged to the Business and, as described below, indirect costs are allocated using allocation methods that management of DR and the Business believe are reasonable.

     In addition to direct charges, the combined financial statements include a corporate overhead allocation which is based upon estimated allocations of costs incurred by DR. This charge was $3,801 for the year ended December 31, 1999 and $1,968 and $1,584 for the six months ended June 30, 1999 and 2000, respectively. Indirect cost allocations are made based upon employee headcount, revenue and gross assets. Such allocations may not be the same as the costs that would be incurred as a stand-alone entity.

     Certain foreign subsidiaries of the Business are charged interest by DR on notes payable to DR, which are included in payable to affiliates.

     In the normal course of business, the Business engages in sales and purchases of manufactured products with the Partners and their affiliates. There are also various licensing, subcontracting, and servicing arrangements among the parties pursuant to the Partnership and other agreements. Some of the agreements have planned expiration dates while others continue at the option of DR or the Partners. Costs and charges under these arrangements are generally at normal and competitive market rates.

     A summary of transactions with the Partners and their affiliates for the year ended December 31, 1999, is as follows:

        Product sales                                             $ 13,628
        Product purchases                                           18,280
        Net billings and other charges for services provided         5,635

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

3.   RELATED PARTY TRANSACTIONS, Continued

     EMPLOYEE BENEFIT ADMINISTRATION

     The Business' employees participate in tax-qualified defined benefit pension plans and defined contribution savings plans sponsored and administered by DR. DR has historically charged to the Business its pro-rata share of administration and funding expenses incurred by DR in the operation of these plans for the benefit of employees of the Business. The Business has been responsible for the cost of funding pension and savings plan benefits accrued by its employees. Welfare benefit programs are generally self-insured and experience-rated on the basis of Business' employees without regard to the claims experience of employees of other affiliated companies.

4.  INVENTORIES

    At December 31, 1999 and June 30, 2000, the components of inventory are as follows:

                                           December 31,        June 30,
                                              1999              2000
                                         --------------   ---------------
                                                             (Unaudited)

    Raw materials and supplies               $12,531           $15,223
    Work-in-process                           16,595            20,161
    Inventory reserve                         (2,510)           (2,348)
                                             -------           -------

    Total                                    $26,616           $33,036
                                             =======           =======



5.  RENTAL EQUIPMENT AND RELATED REVENUES

     The Business leases compressor equipment to customers under various agreements with lease terms ranging from 1 to 60 months. These leases are accounted for as operating leases and, accordingly, the rentals are included in revenues as earned over the period of the lease. Unearned lease revenue is recorded as a liability until the revenue is earned. The cost and related accumulated depreciation of equipment leased or held for lease or sale at December 31, 1999 was $112,823 and $71,594, respectively. The Business had no noncancellable operating leases as of December 31, 1999.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

6.   OTHER ASSETS

     Other assets consisted of the following at December 31, 1999:

         Deferred charges (a)                          $ 8,107
         Goodwill (b)                                    3,248
         Other                                           1,505
                                                       -------

                                                       $12,860
                                                       =======



     (a) Deferred charges relate mainly to leased equipment contract costs which are being amortized over the lease term of the compressor equipment and the unamortized balance is charged to cost of goods sold when a lessee exercises the purchase option and the related equipment is sold.

     (b) Amortization of goodwill for the year ended December 31, 1999, was $160 and $80 and $718 for the six months ended June 30, 1999 and 2000, respectively (See Note 1).

7.   ACCOUNTS PAYABLE AND ACCRUALS

     At December 31, 1999, accounts payable and accruals were as follows:

     Accounts payable                                             $ 5,978
     Accrued:
         Warranty                                                   1,177
         Income taxes                                               5,618
         Interest (related to amended income tax returns)           1,089
         Customer progress payments                                 8,201
         Salaries and employee benefits                             5,926
         Deferred income                                            4,475
         Overhaul accrual                                           3,152
         Other                                                      2,143
                                                                  -------

                                                                  $37,759
                                                                  =======

8.   OTHER NONCURRENT LIABILITIES

     At December 31, 1999, other noncurrent liabilities were comprised of post-retirement and other employee benefit liabilities.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

9.   COMMITMENTS AND CONTINGENCIES

     The Business is involved in various litigation, claims and administrative proceedings arising in the normal course of business. Amounts recorded for identified contingent liabilities are estimates, which are reviewed periodically and adjusted to reflect additional information when it becomes available.

     At December 31, 1999, the Business had commitments under non-cancelable operating leases for sales offices, warehouses and office equipment. Future minimum lease payments are $449 in 2000, $175 in 2001, $22 in 2002 and $11 in 2003. Rental expense for 1999 related to non-cancelable operating leases was approximately $581.

10.  INCOME TAXES

     Earnings before income taxes for the year ended December 31, 1999, were attributable to the following jurisdictions:

          United States                                   $ 6,397
          Foreign                                          12,891
                                                          -------

          Total                                           $19,288
                                                          =======

       The provision for income taxes is summarized for the year ended December 31, 1999 as follows:

          Current tax expense:
              United States                                      $    -
              Foreign                                             4,745
                                                                 ------

              Total current                                       4,745
                                                                 ------

          Deferred tax expense:
              United States                                           -
              Foreign                                             2,034
                                                                 ------

              Total deferred                                      2,034
                                                                 ------

          Total provision for income taxes                       $6,779
                                                                 ======

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

10.  INCOME TAXES, Continued

     The provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory income tax rate to pretax income as a result of the following differences:

     Statutory U.S. rate                                             35%
     Increase (decrease) in rates resulting from:
         Foreign operations                                          12
         Partnership income allocated directly to partners          (12)
                                                                    ---

     Effective tax rate                                              35%
                                                                    ===


     As of December 31, 1999, there were minimal differences between the financial and tax basis of assets and liabilities resulting in a deferred tax asset of $378, which is included in other assets.

11.  PENSION PLANS AND OTHER POST-RETIREMENT AND EMPLOYEE BENEFITS

     The Business' domestic employees participate in DR's defined benefit pension plan, which was frozen in 1998, defined contribution plan, health benefit plan, long-term disability and income plan and post-retirement health benefit plan. The various plans are administered by DR. DR accounts for the defined benefit pension plan in accordance with Statement of Financial Accounting Standards ("SFAS") No. 87 "Employers' Accounting for Pensions", the post-retirement benefit plan in accordance with SFAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than Pensions," the long-term disability and income plan in accordance with SFAS No. 112 "Employers' Accounting for Postemployment Benefits." Actuarial valuations are prepared for DR and the costs and related liability are allocated to the Business based on number of employees as a percentage of total DR employees. Separate actuarial valuations and estimates are not prepared for employees of the Business. DR is self-insured for workers' compensation and determines the liability based on actual claims in process and estimated claims incurred but not reported. These costs are also allocated to the Business based on the number of employees as a percentage of total DR employees. Below are the approximate allocated costs charged to expense during 1999 and the related allocated liabilities, certain of which are included in payable to affiliates as of December 31, 1999 for the various benefit plans.

                                                    Expense
                                                    (Income)     Liability
                                                   -----------   ----------

     Pension Plan                                     $(698)       $1,344
     Post-retirement health benefit plan                 91         8,053
     Long-term disability and income plan               113           145
     Medical plan                                       853           361
     Workers' compensation                              604           855

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

12.  GEOGRAPHIC INFORMATION

     Geographic customer sales to third parties by destination for the six months ended June 30, 1999 and 2000 and the year ended December 31, 1999 were as follows:

                                       June 30,
                                --------------------------      December 31,
                                   1999           2000             1999
                                ------------   -----------     --------------
                                       (Unaudited)

    Net sales:
        United States              $ 21,087       $18,604         $ 42,610
        Foreign                      80,977        26,112          111,182
                                   --------       -------         --------

    Total                          $102,064       $44,716         $153,792
                                   ========       =======         ========


     Long-lived asset information by geographic area as of December 31, 1999 and June 30, 2000, was as follows:


                                            December 31,       June 30,
                                               1999             2000
                                          ---------------    ------------
                                                             (Unaudited)
       Property, plant and equipment:
            United States                     $32,207          $33,690
            Foreign                            13,585           16,109
                                              -------          -------

       Total                                  $45,792          $49,799
                                              =======          =======


     For the year ended December 31, 1999, sales to two significant customers accounted for 23% and 16% of sales to third parties.

13.  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for income taxes for the year ended December 31, 1999 was $2,001.

14.  INTERIM FINANCIAL INFORMATION (UNAUDITED)

     All information as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited but in the opinion of management reflects all adjustments of a normal recurring nature which are necessary for a fair presentation of (1) the financial position as of June 30, 2000 and (2) results of operations and cash flows for the six months ended June 30, 1999 and 2000. Results for the six months are not necessarily indicative of the results which will be realized for the year ending December 31, 2000.

DRESSER-RAND COMPRESSION SERVICES
RENTAL AND PACKAGING DIVISION
(A Division of Dresser-Rand Company)
Notes to Combined Financial Statements
(All amounts in thousands)
--------------------------------------------------------------------------------

15.  SUBSEQUENT EVENT

     In August 2000, Ingersoll-Rand sold substantially all of the net assets and certain subsidiaries of the Business to Hanover Compressor Company.

ATTACHMENT B

                           HANOVER COMPRESSOR COMPANY
             PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)


On August 31, 2000, Hanover Compressor Company (the "Company") acquired the compression services division of Dresser-Rand Company from Ingersoll-Rand Company in a transaction accounted for as a purchase. The Pro Forma Combined Condensed Financial Statements give effect to the purchase of the compressor services division ("CSD-DR").

The accompanying pro forma combined condensed balance sheet as of June 30, 2000 has been prepared as if the acquisition which occurred after June 30, 2000 was consummated as of that date. The accompanying pro forma combined condensed statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 present the pro forma results of operations of the Company as if the acquisition had occurred on January 1, 1999. The accompanying pro forma combined condensed financial statements should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and with the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2000.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF JUNE 30, 2000
(IN THOUSANDS)


                                                                          HISTORICAL                      PRO FORMA
                                                                    -------------------------   -----------------------------
                                                                        HCC          CSD - DR    Adjustments         Combined
                                                                    -----------      --------   ------------        ----------
ASSETS
Current assets:
      Cash and cash equivalents                                     $   13,746          1,122        95,000    (k)      14,868
                                                                                                    (95,000)   (h)
      Accounts receivable, net                                         127,993         22,715                          150,708
      Inventory                                                        101,252         33,036        (5,019)   (b)     129,269

      Costs and estimated earnings in excess of
       billings on uncompleted contracts                                24,157              -         1,540    (b)      25,697
      Prepaid taxes and other current assets                            30,728          1,382             -             32,110
                                                                       -------        -------      --------          ---------
                      Total current assets                             297,876         58,255        (3,479)           352,652
                                                                       -------        -------      --------          ---------

Property, plant and equipment, net                                     524,326         49,799       (49,799)   (c)     644,826
                                                                                                    120,500    (c)

Intangible and other assets                                            139,742         71,840       (63,781)   (c)     163,617
                                                                                                     15,816    (c)
Due from affiliates                                                          -        146,939      (146,939)   (c)           -
                                                                       -------        -------      --------          ---------
                                                                    $  961,944        326,833      (127,682)         1,161,095
                                                                       =======        =======      ========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of long-term debt                          $   16,909              -                           16,909
      Accounts payable, trade and accrued liabilities                   62,862         28,730       (13,395)   (c)      79,397
                                                                                                      1,200    (h)
      Advance billings                                                  13,891          3,665        (3,665)   (b)      13,891
      Billings on uncompleted contracts in excess of
          costs and estimated earnings                                   5,173              -           366    (b)       5,539
                                                                       -------        -------      --------          ---------
                      Total current liabilities                         98,835         32,395       (15,494)           115,736
                                                                       -------        -------      --------          ---------

Long-term debt                                                          71,545              -        95,000    (k)     166,545
Due to affiliates                                                                      19,635       (19,635)   (c)           -

Deferred income taxes                                                   76,732                        6,500    (c)      83,232

Other obligations                                                      114,219          7,962        (7,962)   (c)     114,219
                                                                       -------        -------      --------          ---------
                      Total liabilities                                361,331         59,992        58,409            479,732
                                                                       -------        -------      --------          ---------
Company obligated mandatorily redeemable convertible
 preferred securities                                                   86,250              -             -             86,250
Commitments and contingencies

Stockholders' equity:
      Common stock, $.001 par value; 200 million shares authorized;
         62,773,539 historical shares issued and outstanding
         (65,693,220 pro forma shares issued and outstanding)               63              -             3    (h)          66

      Additional paid-in capital                                       391,974        266,841      (266,841)   (d)     472,721
                                                                                                     80,747    (h)
      Notes receivable - employee stockholders                          (1,949)             -                           (1,949)
      Accumulated other comprehensive income                              (476)             -                             (476)
      Retained earnings                                                125,377              -                          125,377
      Treasury stock 66,144 shares at cost                                (626)             -             -               (626)
                                                                       -------        -------      --------          ---------
                      Total stockholders' equity                       514,363        266,841      (186,091)           595,113
                                                                       -------        -------      --------          ---------
                                                                    $  961,944        326,833      (127,682)         1,161,095
                                                                       =======        =======      ========          =========

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2000
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          Historical                  Pro Forma
                                                                -------------------------    -------------------------------
                                                                    HCC          CSD-DR      Adjustments          Combined
                                                                ----------      ---------   ------------     ----------------
Revenues                                                     $   203,888      $    47,160     (5,023)   (b)      246,025
                                                                 -------           ------     ------             -------

Expenses:
      Operating                                                   99,631           42,449     (5,730)   (b)      132,949
                                                                                              (2,555)   (e)
                                                                                                (846)   (a)
      Selling, general and administrative                         20,014            5,755       (718)   (e)       25,051
      Depreciation and amortization                               22,651                       3,273    (e)       26,464
                                                                                                 862    (a)
                                                                                                (322)   (f)
      Lease Payment                                               18,136                           -              18,136
      Interest expense                                             2,635              478      3,085    (g)        6,198
      Distributions on mandatorily redeemable
       convertible preferred securities                            3,183                -          -               3,183
                                                                 -------           ------     ------             -------
                                                                 166,250           48,682     (2,951)            211,981
                                                                 -------           ------     ------             -------
Income before income taxes                                        37,638           (1,522)    (2,072)             34,044
Provision for income taxes                                        13,700              200     (1,508)   (i)       12,392
                                                                 -------           ------     ------             -------
Net income                                                   $    23,938      $    (1,722)      (564)             21,652
                                                                 =======           ======     ======             =======


Weighted average common
      equivalent shares outstanding:
      Basic                                                       58,504                       2,919    (j)       61,423
      Diluted                                                     63,689                       2,919    (j)       66,608

Earnings per common share
      Basic                                                  $      0.41                                    $       0.35
      Diluted                                                $      0.38                                    $       0.32

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             Historical                            Pro Forma
                                                      ------------------------          -----------------------------
                                                         HCC           CSD-DR            Adjustments         Combined
                                                      ---------        -------          ------------        ----------


Revenues                                           $   317,028      $   167,633            (8,527)   (b)      476,134
                                                       -------          -------            ------             -------

Expenses:
      Operating                                        151,169          132,909            (4,863)   (e)      269,943
                                                                                           (7,667)   (b)
                                                                                           (1,605)   (a)
      Selling, general and administrative               33,782           13,483              (160)   (e)       47,105
      Depreciation and amortization                     37,337                -             5,023    (e)       44,823
                                                                                            1,832    (a)
                                                                                              631    (f)
      Lease Payment                                     22,090                -                 -              22,090
      Interest expense                                   8,786            1,953             5,172    (g)       15,911
      Distributions on mandatorily redeemable
      convertible preferred securities                     278                -                 -                 278
                                                       -------          -------            ------             -------
                                                       253,442          148,345            (1,637)            400,150
                                                       -------          -------            ------             -------
Income before income taxes                              63,586           19,288            (6,890)             75,984
Provision for income taxes                              23,145            6,779            (2,266)   (i)       27,658
                                                       -------          -------            ------             -------
Net income                                         $    40,441      $    12,509            (4,624)             48,326
                                                       =======          =======            ======             =======

Weighted average common
      equivalent shares outstanding:
      Basic                                             57,048                              2,919    (j)       59,967
      Diluted                                           61,054                              2,919    (j)       63,973

Earnings per common share
      Basic                                        $      0.71                                           $       0.80
      Diluted                                      $      0.66                                           $       0.76

Notes To Unaudited Pro Forma Combined Condensed Financial Statements

   The accompanying unaudited pro forma combined condensed financial statements (the "Pro Forma Financial Statements") for Hanover Compressor Company (the "Company") have been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company set forth in its previously filed Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the six months ended June 30, 2000.

   The Pro Forma Financial Statements are based on certain assumptions and preliminary estimates that are subject to change. The Pro Forma Financial Statements do not purport to be indicative of the results which would actually have been obtained had the acquisition been completed on the dates indicated or which may be obtained in the future.

   The pro forma adjustments which have been made to the accompanying Pro Forma Financial Statements are described below:

      a) Reflects the additional depreciation resulting from the increase of CSD-DR's property, plant and equipment to fair value, net of the change in CSD-DR'S historical operating and depreciation expense to conform with the Company's accounting policies for capitalization of fixed assets, estimated depreciable lives and salvage values.
      b) Reflects the change in CSD-DR'S historical revenue and operating expenses to conform with the Company's accounting policy to recognize revenue from compressor fabrication utilizing the percentage-of-completion method.
      c) Reflects the estimated purchase price allocation of the business acquired based upon estimated fair values of assets acquired and liabilities assumed. Pursuant to the purchase agreement with Ingersoll-Rand Company, certain assets and liabilities of CSD-DR were not acquired or assumed by the Company.

      Following these adjustments, the assets acquired and liabilities assumed based on their estimated fair values are as follows (in thousands):

                Cash                           $  1,122
                Accounts Receivable              22,715
                Inventory                        28,017
                Other Current Assets              2,922
                Property, plant and equipment   120,500
                Goodwill                         15,816
                Other Assets                      8,059
                Accounts payable, trade and
                  other current liabilities     (15,701)
                Deferred income taxes            (6,500)
                                               --------
                                                176,950




      d) Reflects the elimination of the equity of the business acquired.
      e) Reflects reclassification of depreciation expense to conform with the Company's financial statement presentation.
      f) Reflects the amortization of goodwill and other intangibles due to the recognition of goodwill from the acquisition, net of the historical goodwill amortization recorded by CSD-DR. Goodwill is amortized over a 20 year period on a straight-line basis.
      g) Reflects the change in interest expense resulting from debt incurred of $95 million in connection with the financing of the acquisition at an interest rate of 7.5%, as if it had occurred January 1, 1999, net of the elimination of the acquired business' allocated interest expense.
      h) The Company acquired CSD-DR for $95 million in cash and approximately
          2.9 million shares of restricted Company common stock. The estimated fair value of the stock issued is $80.75 million, based on the quoted market price for the Company's common stock reduced by a discount due to the restrictions on the stock's marketability. The discount applied was based on an appraisal obtained from an investment bank. Including $1.2 million of estimated transaction costs, the total purchase price was approximately $177 million.
      i) Reflects the income tax impact related to the operations of the business acquired and the income tax effect of each of the above pro forma adjustments.
      j) Reflects the additional weighted average common and common equivalent shares outstanding as if the common stock had been issued for the acquisition on January 1, 1999.
      k) Reflects the financing of the purchase price of the acquisition from the Company's credit facility.